Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the annual report of Impac Mortgage Holdings, Inc. (the Company) on Form 10‑K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH R. TOMKINSON

Joseph R. Tomkinson

Chief Executive Officer

March 9, 2017

/s/ TODD R. TAYLOR

Todd R. Taylor

Chief Financial Officer

March 9, 2017